UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2008

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250 140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Interim Chief Financial Officer.

Thomas G. Archbold, age 49, has been appointed, to be effective as of November 17, 2008, as interim Chief Financial Officer and interim Principal Accounting Officer of Technology Research Corporation (“TRC”).  Since October 2008, Mr. Archbold has served as a consultant to Taylor White Specialized Staffing Services, Inc., an accounting and financial placement servicing firm.

From April 2004 to August 2007, Mr. Archbold served as Chief Financial Officer of HMS Holdings Corp., a publicly held provider of cost management services for government sponsored health and human services programs.  From August 2002 to April 2004, Mr. Archbold served as Controller of HMS Holdings Corp.  From 1999 to 2001, he served as Chief Financial Officer of Langer, Inc., a Deer Park, New York publicly traded manufacturer of orthotic products.  Mr. Archbold has also served as Controller of United Capital Corporation, a publicly traded corporation with interests in real estate and manufacturing and as Director of Finance of AIL Systems, Inc., a multi-location manufacturer of high tech electronics systems for the U.S. Government.  Mr. Archbold began his career with Ernst & Young (1982-1991) where he served as a Senior Manager.  Mr. Archbold received a BS in Professional Accountancy from CW Post College in 1982.

For the current period of his service to TRC described below, Mr. Archbold has agreed to devote his professional time to his positions at TRC.  Mr. Archbold, Taylor White and TRC have entered into a Consulting Service Agreement for Mr. Archbold’s services to be provided to TRC through a period not to extend beyond February 28, 2009.

Under the agreement, TRC will pay to Taylor White an hourly rate of $140.00 for Mr. Archbold’s services during that period.  Mr. Archbold is not eligible for any other compensation or benefits from TRC.

Retirement of Chief Financial Officer.

On September 3, 2008, TRC issued a press release announcing the retirement of its Vice President of Finance and Chief Financial Officer, Barry H. Black, to be effective on or before October 31, 2008.  Mr. Black and TRC also entered into an agreement which terminated his previous change of control agreement and provided that he would continue to provide transitional services to TRC until his retirement date.  By mutual agreement, Mr. Black and TRC have agreed to provide for a retirement date that will be effective as of the close of business on November 14, 2008.  A copy of the amended agreement is being filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.         Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Agreement by and between Technology Research Corporation and Barry H. Black, dated as of September 2, 2008, amended as of October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: November 4, 2008	By:
Name: Owen Farren
Title: President and Chief Executive Officer